Exhibit 10.19

Non-Employee DIRECTOR COMPENSATION POLICY

Non-employee members of the board of directors (the “Board”) of Shake Shack Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Policy (this “Policy”). The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”), who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. This Policy shall become effective after the effectiveness of the Company’s initial public offering (the “IPO”) and immediately prior to the establishment of the IPO price of the shares of Class A common stock of the Company (the “Effective Time”) and shall remain in effect until it is revised or rescinded by further action of the Board. This Policy may be amended, modified or terminated by the Board at any time in its sole discretion. The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors and between any subsidiary of the Company and any of its non-employee directors. No Non-Employee Director shall have any rights hereunder, except with respect to non-qualified stock options (“Options”) granted pursuant to this Policy.
1.No Cash Compensation. No Non-Employee Director shall receive any cash retainer or other cash compensation in consideration for service on the Board or as a Chairman or member of any committee of the Board.
2.Equity Compensation. Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2015 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”) and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms approved by the Board prior to grant. All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and all grants of Options hereby are subject in all respects to the terms of the Equity Plan.
a.IPO Option Awards. Each Non-Employee Director who serves on the Board as of the date the IPO price of the shares of Class A common stock of the Company is established in connection with the IPO (the “Pricing Date”) shall be automatically granted, on the Pricing Date, an Option with a fair value on the Pricing Date of (A) if an Affiliate Director (as defined below) on the Pricing Date, $50,000 or (B) if an Independent Director (as defined below) on the Pricing Date, $75,000 (in each case, as determined in accordance with FASB Accounting Standards Codification Topic 718 (“ASC 718”)), with the number of shares subject to the Option rounded down to the nearest whole share and subject to adjustment as provided in the Equity Plan. In addition, if as of the Pricing Date the Chairman of the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee of the Board is an Independent Director, then such Independent Director shall automatically be granted, on the Pricing Date, an additional Option with a fair value on the Pricing Date of $10,000 for his or her services as Chairman of such Committee, with the number of shares subject to each such additional Option rounded down to the nearest whole share and subject to adjustment as provided in the Equity Plan. The awards described in this Section 2(a) shall be referred to herein as the “IPO Awards”).
b.Annual Option Awards. Each Non-Employee Director who serves on the Board as of the first business day of a fiscal year commencing after the Effective Time shall be automatically granted, on such day, an Option with a fair value on the date of grant of (A) if an Affiliate Director on such day, $50,000 or (B) if an Independent Director on such day, $75,000 (in each case, as determined in accordance with ASC 718), with the number of shares subject to the Option rounded down to the nearest whole share and subject to adjustment as provided in the Equity Plan. In addition, if as of the first business day of a fiscal year commencing after the Effective Time the Chairman of the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee of the Board is an Independent Director, then such Independent Director shall automatically be granted, on such day, an additional Option with a fair value on the date of grant of $10,000 (as determined in accordance with ASC 718) for his or her services as Chairman of such Committee, with the number of shares subject to each such additional Option rounded down to the nearest whole share and subject to adjustment as provided in the Equity Plan. The awards described in this Section 2(b) shall be referred to as the “Annual Awards.”
c.Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will, to the extent that they are eligible, receive, after termination from service with the Company and any parent or subsidiary of the Company, Annual Awards as described in Section 2(b) above.
d.Vesting of Awards Granted to Non-Employee Directors. Each IPO Award, and Annual Award shall vest and become exercisable on the first anniversary of the day in which the date of grant occurs, subject to the Non-Employee Director continuing in service as a Non-Employee Director through the vesting date. No portion of an IPO Award or Annual Award that is unvested or unexercisable at the time of a Non-Employee Director’s termination of service on the Board shall become vested or exercisable thereafter. All of a Non-Employee Director’s IPO Awards and Annual Awards shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.
3.Definitions. For purposes of this Policy, the following terms shall have the following meanings:
a.“Affiliate Director” shall mean, as of any date, a Non-Employee Director who, as of such date, is affiliated with or has any employment or service relationship with any Significant Stockholder or affiliate thereof.
b.“Independent Director” shall mean, as of any date, a Non-Employee Director who is not an Affiliate Director as of such date.
c.“Significant Stockholder” shall mean, as of any date, any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) that, as of such date, holds 10% or more of the total combined voting power of all classes of common stock of the Company.